UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 17, 2017

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On December 12, 2016, the boards of Teledyne Technologies Incorporated (“Teledyne”) and e2v technologies plc (“e2v”) announced that they had reached agreement on the terms of a recommended cash offer by Teledyne (the "Offer"), through a wholly-owned subsidiary, for the entire issued and to be issued ordinary share capital of e2v (the “Acquisition”).

On January 17, 2017, Teledyne entered into a Second Amendment (the "Second Amendment") to its Amended and Restated Credit Agreement, dated as of March 1, 2013 (as supplemented by the First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2015) (the “Credit Agreement”). Pursuant to the Second Amendment, up to $385 million of the aggregate amount previously available under the Credit Agreement is to be made available under the Credit Agreement by the lender parties thereto to Teledyne to fund the cash consideration payable by Teledyne pursuant to the Acquisition on a “certain funds” basis that meets the requirements of the United Kingdom City Code on Takeovers and Mergers (the "Code").
The Second Amendment constitutes a “Qualifying Amendment” under the terms of the £625 million Credit Agreement dated December 11, 2016 with Bank of America, N.A. (the “Bridge Facility”) which was entered into by Teledyne in connection with the announcement of the Acquisition. As a result, £280 million of the original £625 million of aggregate commitments made available pursuant to the Bridge Facility were terminated.
In connection with the entry into the Second Amendment and the reduction of the funds committed under the Bridge Facility, Teledyne separately represented to Citigroup Global Markets Limited (“Citi”) that an amount of at least $410 million will remain undrawn under the Credit Agreement except to fund the consideration for the Acquisition and related transaction costs. In connection with the announcement of the Acquisition, Citi, as financial advisor to Teledyne, provided the confirmation required by the Code that the resources available to Teledyne are sufficient to satisfy full acceptance of the Offer.
The foregoing description of the Second Amendment and the Qualifying Amendment is qualified in its entirety by the full text of the Second Amendment, which is attached as Exhibit 10.1 hereto, and a letter from Teledyne to Bank of America, N.A., confirming the effectiveness of the Qualifying Amendment, which is attached as Exhibit 10.2 hereto, and which are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment and Qualifying Amendment set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1
Second Amendment, dated as of January 17, 2017, to Amended and Restated Credit Agreement, dated as of March 1, 2013, as supplemented by the First Amendment dated as of December 4, 2015, by and among Teledyne, certain subsidiaries of Teledyne, the lender parties thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer

Exhibit 10.2	Letter confirming Effectiveness of Qualifying Amendment dated January 17, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: January 18, 2017

EXHIBIT INDEX
Description

Exhibit 10.1
Second Amendment, dated as of January 17, 2017, to Amended and Restated Credit Agreement, dated as of March 1, 2013, as supplemented by the First Amendment dated as of December 4, 2015, by and among Teledyne, certain subsidiaries of Teledyne, the lender parties thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer
.

Exhibit 10.2	Letter confirming Effectiveness of Qualifying Amendment dated January 17, 2017